Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”), dated as of the 14th day of August, 2008, is entered into by and between Castle Bison, Inc., a California corporation (“Castle”) by and on behalf of itself and those parties named on Exhibit A (Castle and such other parties being hereinafter collectively referred to as the “Castle Purchasers”), Vision Opportunity China LP (“Vision”) (each of Castle, the Castle Purchasers and Vision being a “Purchaser;” and hereinafter collectively referred to as the “Purchasers”), Susan A. Schreter (“Seller”), and First Transaction Management, Inc., a Delaware corporation (the “Issuer”).

WITNESSETH THAT:

WHEREAS, Seller owns a total of 262,798 restricted shares of common stock of the Issuer, par value $.01 (the “Shares”); and

WHEREAS, Seller is the owner and holder of a certain Secured Promissory Note made by the Issuer, as borrower, to Seller, as lender, dated July 12, 2000, in the principal amount of $771,791, which note can be converted, in whole (principal and interest) or in part into common stock of Issuer at the rate of $1.60 per share (the “Note”); and

WHEREAS, the Note is secured by a certain Security Agreement, dated July 12, 2000, granting to Seller a security interest in all of the assets of Issuer set forth on Schedule I attached thereto (the “Security Agreement”); and

WHEREAS, Purchasers desire to purchase from Seller and Seller desires to sell to Purchasers the Shares and the Note (collectively, the “Securities”), on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1. PURCHASE AND SALE OF THE SHARES AND THE NOTE

1.1 Purchase Price. The aggregate purchase price for the Securities, to be paid by Purchasers to Seller, is $600,000 (the “Purchase Price”), $25,000 of which shall be allocated to the purchase of the Shares, and the remaining $575,000 of which shall be allocated to the purchase of the Note and Seller’s interest under the Security Agreement. The amounts and interests in the Securities to be purchased by each of the Purchaser’s shall be as set forth on Exhibit B. Seller acknowledges and agrees that interest under the Note shall not accrue after July 31, 2008 and that, accordingly, there shall not be any change to the Purchase Price on account of interest that would have accrued after July 31, 2008.

1.3 Transfer of Title. The sale, assignment, conveyance, transfer, and delivery by Seller of the Securities shall be made by delivering (x) stock certificate(s) representing the Shares, together with one or more medallion guaranteed stock powers duly endorsed to Purchasers, and (y) an assignment and endorsement to Purchasers of the Note, the form of which is attached hereto as Exhibit C, upon receipt of which the Purchasers shall give to the Issuer and its transfer agent notice of the conversion of the Note into common shares of the Issuer. The Warrants (as defined in Section 2.1(c)(ii)), shall be returned to the Issuer together with one or more powers or other appropriate transfer documents duly endorsed to the Issuer.

1.4 Closing. The closing of the purchase and sale of the Securities, and the payment by Purchasers of the Purchase Price (the “Closing”) shall take place on or before August 15, 2008, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl. New York, NY 10006, or as counsel for the parties otherwise may agree, subject to the satisfaction of the Closing Conditions (hereinafter defined) having been satisfied or waived by Purchasers.

2. REPRESENTATIONS AND WARRANTIES BY THE SELLER, PURCHASERS AND ISSUER

2.1 The Seller hereby represents and warrants to Purchasers as follows:

(a) The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified in no other state. The Issuer holds a business license in the State of Washington but is not qualified as a foreign corporation in such state. The failure to be qualified as a foreign corporation in the State of Washington would not have a Material Adverse Effect on the Issuer. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, condition, financial or otherwise, results of operations, prospects, assets or liabilities of the Issuer and its subsidiaries, taken as a whole.

(b) This Agreement and any other agreement executed by Seller in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Seller, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c) (i) The authorized capital stock of the Issuer consists of 125,000,000 shares of common stock, 399,256 of which are validly issued and outstanding, fully paid and non-assessable, and 25,000,000 shares of preferred stock, none of which are issued or outstanding. The Shares have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record solely by Seller free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable securities laws, and Seller has not previously entered into any agreement or commitment for the sale of all or part of the Shares or otherwise conveyed or encumbered Seller’s interest (voting or otherwise) with respect to the Shares. Seller has the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. Purchasers acknowledge that the Shares being acquired from the Seller are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Act”).

(ii) In addition to the foregoing, the Issuer has outstanding warrants that are held by the Seller that entitle the Seller to purchase an aggregate of 5,000 shares of common stock of the Issuer at an exercise price of $30.00 per share (the “Warrants”). The Warrants are owned beneficially and of record solely by Seller free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable securities laws, and Seller has not previously entered into any agreement or commitment for the sale of all or part of the Warrants or otherwise conveyed or encumbered Seller’s interest (voting or otherwise) with respect to the Warrants. Seller has the unqualified right to sell, assign, and deliver the Warrants, and, upon delivery to the Issuer of the Warrants for cancellation (as provided for in Section 1.3), neither the Seller, nor anyone claiming by, through or under Seller, will have any claim or right under the Warrants or otherwise to exercise the Warrants.

(iii) The outstanding principal balance of the Note is $771,791, accrued but unpaid interest as of July 31, 2008 is $278,872, and the aggregate principal balance and accrued but unpaid interest under the Note is convertible into 656,665 shares of common stock of the Issuer. The Note was duly executed and delivered by, and is enforceable against, the Issuer and is owned and held by Seller free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable securities laws, and Seller has not previously entered into any agreement or commitment for the sale of all or part of the Note or otherwise conveyed or encumbered Seller’s interest in the Note. Seller has the unqualified right to sell, assign, and deliver the Note, and, upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire good and valid title to the Note, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature, and the right to convert the entire principal balance and accrued but unpaid interest thereon into not less than 656,665 shares of common stock of the Issuer.

(d) Neither Seller nor, to the knowledge of Seller, the Issuer, is a party to or bound by any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed.

(e) Seller has full power and authority to sell and transfer the Shares and the Note to Purchasers, and deliver the Warrants to the Issuer, without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority, (ii) the Issuer, or (iii) any third party or other person including, but not limited to, other stockholders of the Issuer.

(f) The Issuer has the corporate power, authority and capacity to carry on its business as presently conducted.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Issuer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Issuer or the Seller is a party to or by which the Issuer or the Seller is bound.

(h) The Issuer has no outstanding liabilities or obligations to any party except as reflected on the Issuer’s Form 10-Q for the three months ended June 30, 2008, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind whatsoever, except for (x) liabilities to Issuer’s transfer agent arising out of shareholders exchanging certificates on account of the reverse split effected on August 1, 2008 (the “Reverse Split Liabilities”), (y) the piggy-back registration obligations relating to 17,500 shares of Issuer’s common stock held by each of PAN Consultants Ltd. and Steven Saide and 1,250 shares by Brent Peterson (the “Registrations Rights Obligations”), and (z) liabilities under the Other Warrants, the Note and this Agreement..

(i) All actions taken by the Issuer within the past two years, have been duly approved by the Issuer’s Board of Directors, as reflected in the minutes of the Board of Directors.

2.2 The Issuer hereby represents and warrants to Purchasers as follows:

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement. The Issuer has no subsidiary, and it does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign individual or entity.

(b)  (i) The authorized capital stock of the Issuer consists of 125,000,000 shares of common stock, 399,256 of which are validly issued and outstanding, fully paid and non-assessable, and 25,000,000 shares of preferred stock none of which are issued or outstanding; (ii) Seller is the record owner of the Shares and the Warrants; (iii) the Note and the Security Agreement are legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms; (iv) the outstanding principal balance of, and accrued but unpaid interest on, of the Note as of July 31, 2008 totals $1,050,663 (comprised of principal in the amount of $771,791 and accrued interest in the amount of $278,872); (v) the Note (principal and interest) is convertible into common stock of the Issuer at the rate of $1.60 per share; (vi) other than the Warrants, there are only 13,750 other warrants (the “Other Warrants”) issued by the Issuer and outstanding entitling the holders thereof to purchase 13,750 shares of common stock of the issuer, in the aggregate, in each case at an exercise price of $30.00 per share; (vii) except as disclosed in this paragraph, there are no shares of common stock of the Issuer owned beneficially by Affiliates of the Issuer as of the date hereof; (viii) the Issuer has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ix) no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement; (x) except for the Other Warrants, and as a result of the purchase and sale of the Shares and the Note (and the return of the Warrants), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Issuer is or may become bound to issue additional shares of common stock or common stock equivalents or securities of the Issuer; (xi) except pursuant to the Warrants, the Other Warrants and the Note, the Issuer is not obligated to issue shares of common stock or other securities to any person or entity; and (xii) no approval or authorization of any stockholder of the Issuer or the Issuer’s Board of Directors or any other is required for Seller to sell and transfer to Purchasers the Shares and the Note or return the Warrants to the Issuer.

(c) Annexed hereto as (i) Exhibit D is a true and complete copy of a Shareholders List of the Issuer as of July 31, 2008, certified by the Issuer’s transfer agent; (ii) Exhibit E is a true and complete copy of the Certificate of Incorporation of the Issuer; and (ii) Exhibit F is a true and complete copy of the By-laws of the Issuer, in each case certified as in effect as of such date, by the Secretary of the Company in the case of the By-laws and by the Secretary of State of Delaware in the case of the Certificate of Incorporation.

(d) Other than disclosed in its periodic reports filed pursuant to the Exchange Act, the Issuer has not (i) purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of the Issuer; (ii) granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or (iii) amended any agreement or contract to which the Issuer is a party or by which its assets and properties are bound. Notwithstanding the foregoing, the parties acknowledge that, at the Closing, Seller will issue a check of the Issuer, payable to Seller, for the balance in the Issuer’s checking account, on account of Seller’s current salary.

(e) Except for the following, the Issuer does not maintain any bank account, safe deposit box, credit or charge cards: Bank of America, checking account number 68919612 and savings account number 68919612. Further, the Issuer agrees, with the assistance of Seller if necessary, to close all of such accounts immediately after the Closing and the payment by the bank of all outstanding checks for the balance of the funds in the accounts.

(f) (i) The Issuer’s Form 10-KSB for the fiscal year ended December 31, 2007, as amended, is correct and complete in all material respects and fairly presents the financial condition of the Issuer as of December 31, 2007, and (ii) since December 31, 2007, to the Issuer’s knowledge, no event has occurred that could materially and adversely affect the financial condition of the Issuer, except as disclosed in its periodic reports filed with the SEC since December 31, 2007.

(g)  The Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock of the Issuer are to be issued or created or transferred, except for the Note, the Warrants and the Other Warrants. The Issuer has not acquired any shares of its common stock, and except for as provided herein with respect to the return of the Warrants has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of the Issuer’s common stock. Except for the Warrants, the Other Warrants and the Note (as reflected in the minutes of the Board of Directors of the Issuer) neither the Issuer nor, to the knowledge of the Issuer, any officer, director or 5% stockholder of the Issuer has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it granted or may have issued or granted any individual or entity any convertible security or any interest in the Issuer or the Issuer’s earnings or profits, however defined. As used in this Agreement, the term “convertible security” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.

(h)  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s best knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The term “knowledge of the Issuer” shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. Actual or imputed knowledge of any director or officer or Seller shall be deemed to be knowledge of the Issuer.

(i)  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the knowledge of the Issuer, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer’s knowledge, threatened against the Issuer.

(j)  The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(k) The Issuer has properly filed all tax returns (if any) required to be filed and has paid all taxes shown thereon to be due, including, but not limited to, the tax return for the 2007 tax year. To the knowledge of the Issuer, all tax returns previously filed are true and correct in all material respects.

(l) The Issuer has no outstanding liabilities or obligations to any party except as reflected in the Issuer’s Form 10-Q for the three months ended June 30, 2008, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description, except under this Agreement, the Other Warrants, the Reverse Split Liabilities, the Registration Rights Obligations and the Note.

(m) All of the business and financial transactions of the Issuer have been fully and properly reflected in the books and records of the Issuer in all material respects and in accordance with generally accepted accounting principles consistently applied.

(n) The Issuer is current with its reporting obligations under the Exchange Act. None of the Issuer’s filings, as amended, made pursuant to the Exchange Act (collectively, the “Issuer SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system. The financial statements included in the Issuer SEC Documents fairly present and reflect, in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Issuer on the balance sheet dates and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended in accordance with generally accepted accounting principles, consistently applied, except as may be otherwise specified in such financial statements or the notes thereto. The accountants who audited the Issuer’s financial statements are independent, within the meaning of the Securities Act and are a member of the PCAOB. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, from that set forth in the Issuer’s Annual Report on Form 10-KSB for the year ended December 31, 2007, except to the extent reflected in the Issuer’s periodic report on Form 10-Q for the three months ended June 30, 2008.

(o) The execution and delivery of this Agreement by the Issuer and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Issuer’s certificate of incorporation or by-laws.

(p) All representations, covenants and warranties of the Issuer contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date, except for the representations and warranties made as of a specific date, in which case the same shall, on the Closing Date, be true and correct as of such specific date.

(q) The Issuer has the corporate power, authority and capacity to carry on its business as presently conducted.

(r) All actions taken by the Issuer within the past two years have been duly approved by the Issuer’s Board of Directors, as reflected in the minutes of the Board of Directors.

2.3 Purchasers, severally, and not jointly, represent and warrant to Seller and Issuer as follows:

(a) Purchasers understand that neither the Shares nor the Note have been registered with the United States Securities and Exchange Commission or any state or foreign securities agencies, and that the Shares being acquired from the Seller are restricted securities as that term is defined in Rule 144 of the Act.

(b) Purchasers have the requisite competence and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and any other agreements executed by Purchasers in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Purchasers, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the rights of stockholders.

(c) Purchasers are capable of evaluating the merits and risks of its investment in the Issuer. Purchasers acknowledge that they must bear the economic risk of this investment indefinitely, unless the Shares are subsequently registered pursuant to the Act, or an exemption from registration is available. Purchasers understand that the Issuer has no present intention of registering the Shares.

(d) Purchasers are not an underwriter and are acquiring the Shares and the Note for Purchaser’s own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

(e) Purchasers have the capacity to protect their interests in connection with the transactions contemplated hereby as a result of their business or financial expertise.

(f) Purchasers acknowledge that the Shares purchased herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person in violation of federal and/or state securities laws. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gifting, and any form of conveying, whether voluntary or not.

(g) Purchasers acknowledge that neither the Issuer nor the Seller is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any of the Shares or any shares of common stock of the Issuer into which the Note may be converted or to cause or permit such stock to be transferred in the absence of any registration or exemption and that the Purchasers herein may not transfer the Shares unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

(h) The Purchasers have had the opportunity to ask questions of the Issuer and the Seller and receive additional information from the Issuer and the Seller to the extent that the Issuer and the Seller possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Issuer. Further, the Purchasers have been given or has had access to: (1) all material books and records of the Issuer that Purchaser has requested; (2) all material contracts and documents relating to the Issuer and this proposed transaction that Purchaser has requested; and (3) an opportunity to question the Seller and the appropriate executive officers of the Issuer.

3. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

3.1 Survival of Representations. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect for 18 months after the execution and delivery of this Agreement (the “Survival Period”), except that Seller’s title representations in Section 2.1 shall survive for the period that is permitted for third-party claims by the applicable statute of limitations.

3.2 Indemnification. (a) Seller agrees to indemnify Purchasers, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by Purchasers resulting from (i) any breach of representation or warranty, in any material respect, made by Seller or the Issuer in this Agreement, and in any certificate delivered by Seller or the Issuer pursuant to this Agreement, (ii) any breach by Seller or the Issuer of any covenant, obligation or other agreement made by Seller or the Issuer in this Agreement, and (iii) a third-party claim based on any acts or omissions by Seller or the Issuer through and including the Closing Date; provided, however, that in the event of a third-party claim brought against Purchasers based upon Section 3.2 during the Survival Period, the Survival Period shall be extended up to applicable expiration of statute of limitations for any such respective claim.

(b) Purchasers, severally, and not jointly, agree to indemnify and hold Seller harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by Seller resulting from the respective Purchaser’s representations or warranties set forth in this Agreement being incorrect in any material respect. Assertion by a party of their right to indemnification under this Section 3.2 shall not preclude any other rights or remedies of the party in respect thereof.

(c) If any claim, action or proceeding is brought against a party arising out of a claim that is the subject of indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall provide the other party (“Indemnifying Party”) prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by the Indemnifying Party, the Indemnifying Party shall inform the Indemnified Party (delivering the Indemnification Notice), within 5 business days after receipt of the Indemnification Notice, whether the Indemnifying Party elects to compromise or defend such claim, action or proceeding.   The Indemnifying Party shall have the right, at its option, to compromise the claim, at its own expense.  In the event the Indemnifying Party elects to defend, the Indemnified Party shall have the right to control the defense of any claim brought against him or her that is the subject of this indemnification.  All costs and expenses incurred, including legal fees, in connection with the compromise or defense of any claim shall be paid by the Indemnifying Party.

4. MISCELLANEOUS

4.1  Expenses. All fees and expenses incurred by the Purchasers, the Issuer and Seller in connection with the transactions contemplated by this Agreement shall be borne by the respective parties hereto.

4.2 Further Assurances. From time to time, at a party’s request and without further consideration, the other party, at the requesting party’s expense, will execute and transfer such documents and will take such action as may reasonably be requested in order to effectively consummate the transactions contemplated herein.

4.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

4.4 Resignation as Officer/Director.

On the Closing Date:

(a)  Effective as of the Closing Date, or such later date as agreed to between the Issuer and its current officers, (i) the Issuer’s officers and directors shall resign and be duly replaced by the Purchasers’ Chief Executive Officer designee, who is Larry Chimerine; and (ii) the Issuer will cause the Purchasers’ director designee to be duly appointed, who is Larry Chimerine. Attached hereto as Appendix B, and made a part hereof, is biographical information for Mr. Chimerine, for the past five (5) years, with respect to which Mr. Chimerine has executed and delivered a representation to the Issuer and to Seller in the form annexed hereto as Appendix B.

(b)  The Seller agrees to remain a director until the expiration of the 10-day period beginning on the date of the filing of the Information Statement relating to a change in majority of directors of the Issuer with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”). Purchaser agrees promptly to prepare a report on Schedule 14f-1 disclosing the change in directors of the Company and file the same with the SEC and transmit the same to the Company’s shareholders promptly after the Closing Date.

(c) Concurrently with the execution of this Agreement, Seller shall return to the Issuer without further consideration the Warrants which she currently owns, and the Seller and the Issuer shall have entered into an Agreement, in the form annexed hereto as Appendix A, in that regard.

4.5 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

4.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

4.7 Governing Law. For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of the State of New York and the Courts prevailing in the State of New York.

4.8 Notices. All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to Seller:

Susan A Schreter
381 SE Crystal Creek Circle
Issaquah, WA 98027

With a copy to:
Steven A. Saide, Esq.
P.O. Box 283
Sagaponack, NY 11962

If to Castle:

Castle Bison, Inc.
31200 ViaColinas, Suite 200
Westlake Village, CA
Attn: Raul Silvestre, Esq.

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A. Friedman, Esq.

If to Castle or the Castle Purchasers:

Castle Bison, Inc.
31200 ViaColinas, Suite 200
Westlake Village, CA
Attn: Raul Silvestre, Esq.

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A. Friedman, Esq.

If to Vision:

Vision Opportunity China LP
Sarnia House
Suites 13 and 15
Le Truchot, St-Peter Port
Guernsey GYI 4NA
With a copy to:

Vision Capital Advisors LLC
20 West 55th Street, 5th Floor
New York, NY 10019
Attn: Kim Gabriel, Esq.
Legal and Operations

And

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attn: Spencer G. Feldman, Esq.

If to the Issuer:

First Transaction Management, Inc.
381 SE Crystal Creek Circle
Issaquah, WA 98027

4.9 Effect. In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

4.10 Counterparts. This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

4.11 Transfer. This Agreement will constitute, and may be presented to the Issuer’s transfer agent and registrar as, Seller’s irrevocable authorization to transfer the record ownership of the Shares to the Purchasers on the books of the Issuer (in the respective amounts set forth in Exhibit B attached hereto.).

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller, the Purchaser and the Issuer on the date first written above.

* * * * * * * * *
(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

By:	/s/ Susan A. Schreter
Susan A. Schreter

ISSUER:
First Transaction Management, Inc.

By:	/s/ Susan A. Schreter
Name: Susan A. Schreter
Title: Chief Executive Officer

PURCHASERS:

Castle Bison, Inc., for itself and as agent for the individual purchasers

By:	/s/ Raul Silvestre
Name: Raul Silvestre
Title: President

Vision Opportunity China LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

EXHIBIT A

SCHEDULE OF CASTLE PURCHASERS

Name	Principal Amount	Accrued Interest	Convertible Shares
Castle Bison	$216,018.98	$78,054.35	183,796
Larry Chimerine	$21,181.86	$7,653.66	18,022
Ronitt Sucoff	$21,181.86	$7,653.66	18,022
Helen Kohn	$21,181.86	$7,653.66	18,022
Ben Hill	$10,590.93	$3,826.83	9,011
Brandon Hill	$7,074.74	$2,556.32	6,019
Mark Bell	$8,811.65	$3,183.92	7,497
Irv Edwards	$8,811.65	$3,183.92	7,497
Maria Tillman	$7,074.74	$2,556.32	6,019
Marvin Fink	$21,181.88	$7,653.69	18,024

Total	$343,110.15	$123,976.33	291,929

EXHIBIT B

SCHEDULE OF PURCHASERS AND ACQUIRED INTERESTS

Name	Principal Amount	Accrued Interest	Convertible Shares
Vision	$428,680.85	$154,895.67	364,735
Castle Bison	$216,018.98	$78,054.35	183,796
Larry Chimerine	$21,181.86	$7,653.66	18,023
Ronitt Sucoff	$21,181.86	$7,653.66	18,023
Helen Kohn	$21,181.86	$7,653.66	18,023
Ben Hill	$10,590.93	$3,826.83	9,011
Brandon Hill	$7,074.74	$2,556.32	6,019
Mark Bell	$8,811.65	$3,183.92	7,497
Irv Edwards	$8,811.65	$3,183.92	7,497
Maria Tillman	$7,074.74	$2,556.32	6,019
Marvin Fink	$21,181.88	$7,653.69	18,022

Sub Total	$771,791.00	$278,872.00	656,665

Additional Vision shares acquired from Seller			262,798

Total Securities			919,463

EXHIBIT C

ASSIGNMENT OF SECURED PROMISSORY NOTE

THIS ASSIGNMENT OF SECURED PROMISSORY NOTE (this “Assignment”) is made this      day of August 2008, by Susan A. Schreter (“Assignor”), to Castle Bison, Inc. (the “Castle Assignee”) and Vision Opportunity China LP (the “Vision Assignee” and, together with the Castle Assignee, referred to collectively as “Assignee”).

RECITALS

WHEREAS, Assignor is the owner and holder of a certain Secured Promissory Note made by First Transaction Management, Inc. (the “Issuer”), as borrower, to Assignor, as lender, dated July 12, 2000, having a principal balance as of July 31, 2008 of not less than $771,971, which note can be converted, in whole (principal and interest) or in part into common stock of Issuer at the rate of $1.60 per share (the “Note”); and

WHEREAS, the Note is secured by a certain Security Agreement, dated July 12, 2000, granting to Seller a security interest in all of the assets of Issuer set forth on Schedule I attached thereto (the “Security Agreement”); and

WHEREAS, Assignor and Assignee are parties to that certain Stock Purchase Agreement (the “SPA”), dated as of the date hereof, pursuant to which Assignor has agreed, among other things, to sell and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Note and the Security Agreement, subject to the terms, covenants and conditions contained in the SPA;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor, as of the date hereof, assigns, transfers and conveys to the Castle Assignee 44.4564%, and to the Vision Assignee 55.5436%, of all of Assignor's right, title and interest in and to the Note and the Security Agreement.

2. Representation and Warranty. Assignor represents and warrants to Assignee that the outstanding principal balance of the Note as of July 31, 2008 is $771,791 and that the aggregate sum of accrued but unpaid interest under the Note as of July 31, 2008 is $278,872.

3. Assumption. Assignee accepts the foregoing assignment and assumes the Note and the Security Agreement as of the date hereof.

4. Entire Agreement. This Assignment, together with the SPA, contains the entire understanding of the parties hereto in respect of the transactions described herein. There are no restrictions, promises, representations and warranties, covenants or undertakings as to such transactions other than those expressly set forth or referred to herein or in such other agreements dated the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Susan A. Schreter

Castle Bison, Inc.	Vision Opportunity China LP

By:	By:
Adam Benowitz
Authorized Signatory

EXHIBIT D

Shareholders List of Issuer

EXHIBIT E

Certificate of Incorporation of Issuer

EXHIBIT F

By Laws of Issuer

APPENDIX A

AGREEMENT

THIS AGREEMENT is made as of the __ day of August, 2008

BETWEEN:

First Transaction Management, Inc., a corporation formed pursuant to the laws of the State of Delaware (the “Company”)

AND:

Susan A. Schreter (the “Warrantholder”).

WHEREAS:

A. The Warrantholder is the registered and beneficial owner of a warrant to purchase an aggregate of 5,000 shares of the Company’s common stock at an exercise price of $30.00 per share (the “Warrant”).

B. The Seller has entered into a Stock Purchase Agreement with Castle Bison, Inc., Vison Opportunity China LP (Castel Bison and Vision are hereinafter collectively referred to as the “Purchasers”) and the Company (the “Stock Purchase Agreement”).

C. As a condition to the aforementioned Stock Purchase Agreement, the Warrantholder has agreed with the Purchasers and the Company to return the Warrant held by her to the Company for the sole purpose of the Company terminating the Warrant.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Warrantholder, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Warrant

1. The Warrantholder hereby surrenders to the Company the Warrant for cancellation by delivering to the Company herewith the Warrant (with stock power or otherwise) duly endorsed for transfer in blank, signatures medallion guaranteed. The Company hereby acknowledges receipt from the Warrantholder of the Warrantfor the sole purpose of terminating the Warrant.

Termination of Warrant

2. The Company agrees, subject to section 3 hereof, to forthwith after the closing of the Stock Purchase Agreement to terminate the Warrant in accordance with the provisions of the Delaware General Corporation Law.

Condition Precedent

3. Notwithstanding any other provision herein, in the event that the transactions contemplated by the Stock Purchase Agreement do not close on or before the deadline set forth is said Stock Purchase Agreement, this Agreement shall terminate and the Company shall forthwith return to the Warrantholder the Warrant.

Representations and Warranties

4. The Warrantholder represents and warrants to the Company that it is the sole owner of the Warrant and that it has good and marketable title to the Warrant and that the Warrant is free and clear of all liens, security interests or pledges of any kind whatsoever.

General

5. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6. Time is expressly declared to be the essence of this Agreement.

7. The provisions contained herein constitute the entire agreement among the Company and the Warrantholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Warrantholder with respect to the subject matter hereof.

8. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9. This Agreement is not assignable without the prior written consent of the parties hereto.

10. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

FIRST TRANSACTION MANAGEMENT, INC.

By:
Name:
Title:

WARRANTHOLDER:

Susan A. Schreter

APPENDIX B
____________
____________
____________

Gentlemen:

This is to confirm that I have reviewed the attached biographical data, and that all information contained therein is true and accurate.

Further, I hereby affirm that during the past ten years, I have not been:

(1) The subject of a petition under the Federal bankruptcy laws or any state insolvency law filed by or against me, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of myself, or any partnership in which I was a general partner, at or within two years before the time of such filing, or any corporation or business association of which I was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining me from, or otherwise limiting, my involvement in any type of business, securities or banking activities including, but not limited to, any of the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities law or Federal commodities laws;

(4) The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days my right to engage in any activity described in paragraph A(3)(i) of this letter, or be associated with persons engaged in any such activity;

(5) Found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("Commission") to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal Commodities Law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; or

(7) The subject of a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, nor am I subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States
Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

Very truly yours,

Signature

Title

Print Name and Address

Dated: August __, 2008

Dr. Chimerine has for more than the past nine years been president of Radnor International Consulting Inc., based in Radnor, Pennsylvania and partner and member of the Investment Committee of Strategic Capital Advisors, based in West Conshocken, Pennsylvania. Dr. Chimerine is also a director of Franklin Bank of Texas and TMGI, a Nordic exchange listed company. For more than the past 25 years Dr. Chimerine has been an economic consultant advising financial institutions and government agencies on the state of the United States and world economics, on specific industries and business sectors, and on the impact of economic conditions on decision making, budgeting, and strategic planning. He has served on the House of Representatives Task Force on International Competitiveness, the Census Advisory Committee and the Economic Policy Board of the Department of Commerce. He is the author or editor of several books as well as articles that have appeared in the New York Times, Washington Post, and American Economic Review. Dr. Chimerine has been a director of House of Taylor Jewelry, Inc., a publicly held Los Angeles-based international jewelry company, since September 2005.